QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2002

JONES PROGRAMMING PARTNERS 2-A, LTD.
(Exact name of registrant as specified in its charter)

Colorado	0-20944	84-1088819
(State of Organization)	(Commission File No.)	(IRS Employer Identification No.)

9697 E. Mineral Avenue, Englewood, CO 80112
(Address of principal executive office and Zip Code)

Registrant's telephone number, including area code (303) 792-3111

Item 2. Acquisition or Disposition of Assets.

        On May 20, 2002, Jones Programming Partners 2-A, Ltd., a Colorado limited partnership (the "Registrant"), sold all of its rights in "Charlton Heston Presents the Bible" (the "Bible Program") to GoodTimes Entertainment Limited, an unaffiliated third party ("GoodTimes"), for $150,000. Out of the sales proceeds, the Registrant paid $15,000 to Tulip Media Ltd., an unaffiliated broker ("Tulip"), who helped arrange the sale. The purchase price was determined by arms-length negotiations between Jones Entertainment Group, Ltd., the Registrant's General Partner (the "General Partner"), and GoodTimes. The General Partner and GoodTimes were 50/50 partners in J/G Distribution Company, a Colorado general partnership. In 1992, the Registrant granted J/G Distribution Company the sole and exclusive right to exhibit and distribute, and to license others to exhibit and distribute the Bible Program in all markets, all languages, and all media in perpetuity. Effective immediately prior to closing of this transaction, the General Partner transferred its entire ownership interest in J/G Distribution Company to the Registrant at no cost. The Registrant and GoodTimes had equal interests in the copyright of the Bible Program. All of these rights, including the copyright, were transferred to GoodTimes at closing.

        On July 29, 2002, the Registrant sold all of its rights in its remaining film entitled "The Whipping Boy" to Screen Media Ventures LLC, an unaffiliated film distributor ("Screen Media"), for $50,000. The purchase price was determined by arms-length negotiations between the General Partner and Screen Media. Twenty five percent (25%) or $12,500 of the gross sales proceeds from "The Whipping Boy" are required to be escrowed until the end of November 2002. The Registrant received $37,500 at close, from which a ten percent (10%) commission or $3,750 was paid to Tulip, who brokered the transaction. When the $12,500 is released from escrow, the Registrant will pay Tulip $1,250, the remainder of its ten percent (10%) commission.

        On July 29, 2002, the Registrant paid the General Partner $22,000 to reimburse it for all amounts it had advanced to the Registrant as of that date. The General Partner will continue to be reimbursed for all expenses incurred or paid on behalf of the Registrant. Out of the sales proceeds, the Registrant will also pay ongoing legal, accounting and other expenses to wind up the affairs of the Registrant.

        The General Partner anticipates the Registrant will have net proceeds of approximately $115,000 to $135,000 available for distribution to the Limited Partners of the Registrant, which would be approximately $10.24 to $12.02 per Limited Partnership Interest.

        The General Partner, on behalf of the Registrant, anticipates making a distribution to the Limited Partners in August 2002 and a final distribution in December 2002 or January 2003.

Item 7. Exhibits.

        2.1  Agreement dated as of April 5, 2002, between the General Partner, the Registrant and GoodTimes.

        2.2  Asset Purchase Agreement dated as of July 16, 2002, between Screen Media and the Registrant.

        99.1 Certification of Glenn R. Jones, Chief Executive Officer and President of the General Partner of the Registrant, dated August 13, 2002, pursuant to 18 U.S.C. Section 1350.

        99.2 Certification of Timothy J. Burke, Vice President and Chief Financial Officer of the General Partner of the Registrant, dated August 13, 2002, pursuant to 18 U.S.C. Section 1350.

Item 9. Regulation FD Disclosure.

        The information in this Item, including Exhibits 991. and 99.2 filed with this Current Report on Form 8-K, is furnished pursuant to Item 9 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Item, including Exhibits 99.1 and 99.2 filed with this Current Report on Form 8-K, shall not be deemed to be incorporated by reference into the filings of the Registrant under the Securities Act of 1933.

        On August 13, 2002, Glenn R. Jones, Chief Executive Officer and President of the General Partner of the Registrant, and Timothy J. Burke, Vice President and Chief Financial Officer of the General Partner of the Registrant, each furnished to the Securities and Exchange Commission personal certifications pursuant to 18 U.S.C. Section 1350. Copies of the certifications are included in this Form 8-K as Exhibits 99.1 and 99.2.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES PROGRAMMING PARTNERS 2-A, LTD.
	By:	Jones Entertainment Group, Ltd., as General Partner
Dated: August 13, 2002		By:	/s/ TIMOTHY J. BURKE Timothy J. Burke Vice President

QuickLinks

  Item 2. Acquisition or Disposition of Assets.
  Item 7. Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURES